                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                    ANALOGY, INC.
                   (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                    ANALOGY, INC.
                                 9205 SW GEMINI DRIVE
                                 BEAVERTON, OR  97008


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD JULY 22, 1997


To the Shareholders of Analogy, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Analogy, Inc. (the "Company") will be held on Tuesday, July 22, 1997, at 10:00 a.m., local time, at the Company's principal executive offices at 9205 S.W. Gemini Drive, Beaverton, Oregon 97008, for the following purposes:

1. ELECTION OF DIRECTORS. To elect two directors, each to serve for a three-year term and until their successors are duly elected and qualified (Proposal No. 1);

2. AMENDMENT OF THE AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN. To approve and adopt certain amendments to the Amended and Restated 1993 Stock Incentive Plan (Proposal No. 2);

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment by the Board of Directors of KPMG Peat Marwick, LLP as independent auditors of the Company for the fiscal year ending March 31, 1998 (Proposal No. 3); and

4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on June 6, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                             By Order of the Board of Directors,
                             /S/  Gary P. Arnold
                             Gary P. Arnold
                             President and Chief Executive Officer

Beaverton, Oregon
June 20, 1997

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    ANALOGY, INC.
                                 9205 SW GEMINI DRIVE
                                 BEAVERTON, OR  97008

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON JULY 22, 1997

                                     INTRODUCTION

GENERAL

This Proxy Statement is being furnished to the shareholders of Analogy, Inc., an Oregon corporation ("Analogy" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of Analogy common stock, no par value per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. local time, on July 22, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's principal executive offices at 9205 S.W. Gemini Drive, Beaverton, Oregon 97008. At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors; approve certain amendments to the Company's Amended and Restated 1993 Stock Incentive Plan (the "1993 Plan"); ratify the appointment by the Board of Directors of KPMG Peat Marwick, LLP as independent auditors of the Company for the fiscal year ending March 31, 1998; and transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Analogy on or about June 20, 1997.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The Board of Directors has fixed the close of business on June 6, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 2,215 beneficial holders of the 9,134,925 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS; FOR THE PROPOSED AMENDMENTS TO THE 1993 PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Analogy, Inc., 9205 S.W. Gemini Drive, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                                ELECTION OF DIRECTORS

                                    PROPOSAL NO. 1

At the Annual Meeting, two directors will be elected, each for a three-year term and until their successors are duly elected and qualified. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve as directors if elected. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend. The Company's Second Restated Bylaws provide that the Board of Directors shall be comprised of not less than three (3) nor more than twelve (12) directors. The Board of Directors has currently set the number of directors at seven (7).

Under the Company's Third Restated Articles of Incorporation, the directors are divided into three classes and, after transitional terms, will serve for terms of three years, with one class being elected by the shareholders each year. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are duly elected and qualified. There is no cumulative voting for election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age, principal occupation or employment, the periods during which he has served as a director of Analogy and positions currently held with the Company.



                                       Director  Expiration
                                       --------  ----------
Director Nominees              Age     Since     of Term        Positions held with the Company
-----------------              ---     -----     -------        -------------------------------
John H. Faehndrich             70      1991      1997           Director
Martin Vlach                   46      1989      1997           Vice President, Chief Scientist and
                                                                Director

Continuing Directors
--------------------

Robert L. Cattoi               71      1992      1998           Director
Frank Roehr                    61      1995      1998           Director
Neil E. Goldschmidt            58      1996      1999           Director
Charles F. Sporck              69      1996      1999           Director
Gary P. Arnold                 56      1993      1999           Chairman of the Board of
                                                                Directors, President and Chief
                                                                Executive Officer


JOHN H. FAEHNDRICH. Mr. Faehndrich has served as a director of the Company since January 1991. From 1981 to 1987 Mr. Faehndrich served as Director of Finance at Lavino S.A. South Africa. From 1985 to 1991 he also served as director for IMC Italy, IMC France and IMC UK.

MARTIN VLACH. Mr. Vlach was a founder of the Company. Mr. Vlach has been a director of the Company since November 1989. From 1972 to 1986 Mr. Vlach was involved in several projects in the area of circuit simulation in the Department of Electrical Engineering at the University of Waterloo and at Bell Northern Research, Ltd. Mr. Vlach received his bachelor's degree in Mathematics in 1975, and degrees in Electrical Engineering of MA Science in 1980 and Ph.D. in 1984, from the University of Waterloo, Waterloo, Ontario, Canada.

ROBERT L. CATTOI. Mr. Cattoi has served as a director of the Company since March 1992. From 1950 to 1995 Mr. Cattoi was employed by Rockwell International. From 1984 to 1995, he was Senior Vice President, Research & Engineering and Chief Technical Officer. Mr. Cattoi currently serves as an independent technical consultant to Rockwell, a consultant to the DoD Defense Manufacturing Council, and is head of the U.S. Delegation for Intelligent Manufacturing Systems, a collaborative initiative involving the U.S., European Union, Japan, Canada and Australia.

FRANK ROEHR. Mr. Roehr has served as a director of the Company since February 1995. Mr. Roehr is a co-founder and Chairman of the Board of Young & Roehr Advertising. Mr. Roehr retired from Young & Roehr in 1990. Young & Roehr is an advertising agency specializing in technology and transportation.

NEIL E. GOLDSCHMIDT. Mr. Goldschmidt has served as a director of the Company since January 1996. Since January 1991, Mr. Goldschmidt has conducted a private law practice focused primarily on strategic planning for national and international business clients. From January 1987 to January 1991, Mr. Goldschmidt served as Governor of the State of Oregon. Prior to his 1986 gubernatorial campaign, Mr. Goldschmidt was an executive of Nike, Inc., serving as International Vice President from 1981 to 1985 and as President of Nike Canada from 1986 to 1987. Mr. Goldschmidt served as Secretary of Transportation in the Carter Administration from 1979 to 1981, and was known for his efforts to revive the ailing automotive industry. Mr. Goldschmidt is also on the Board of Directors with BDM International and Claremont Technologies, public companies.

CHARLES E. SPORCK. Mr. Sporck has served as a director of the Company since January 1996. From 1967 to 1991, Mr. Sporck served as President and Chief Executive Officer of National Semiconductor Corporation, a developer of advanced, proprietary semiconductor and systems products. Mr. Sporck has continued to serve as a director of National Semiconductor Corporation since his retirement in 1991. Mr. Sporck was a founding member of the Semiconductor Industry Association (SIA) and a former board member of the SIA and SEMATECH.

GARY P. ARNOLD. Mr. Arnold joined the Company as President, Chief Executive Officer and Chairman of the Board in January 1993. From May 1990 to November 1992, Mr. Arnold was Chief Financial Officer at Tektronix, Inc. and from June 1980 to April 1990, he was Chief Financial Officer of National Semiconductor Corp. Mr. Arnold has extensive experience in the electronics industry in the areas of finance, strategic planning and operations, both in domestic and international markets. Mr. Arnold is a member of the Board of Directors of National Semiconductor. He holds a J.D. degree from the University of Tennessee College of Law and a bachelor's degree in Accounting from East Tennessee State University and received training in electronics while in the U.S. Navy.

BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS

The Board of Directors has appointed a standing Audit Committee and a Compensation Committee. The Audit Committee, comprised of Messrs. Faehndrich, Goldschmidt and Sporck, met two times during fiscal year 1997. The Audit Committee reviews the scope of the independent annual audit and the Company's financial and accounting controls. The Compensation Committee, comprised of Messrs. Cattoi, Braendli (until August 9, 1996), Goldschmidt (after August 9,
1996) and Roehr, met three times during fiscal year 1997. The Compensation Committee reviews executive compensation, establishes executive compensation levels and administers the Company's stock option and stock purchase plans.

During the year ended March 31, 1997 the Company's Board of Directors held five meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

The Company has no nominating committee. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's Second Restated Bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company's Second Restated Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

See "Management - Director Compensation" for certain information regarding compensation of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                      MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company. Executive officers are elected by the Board of Directors and hold office until their successors are duly elected and qualified.


NAME                           AGE     POSITION
----                           ---     --------

Gary P. Arnold                 56      Chairman of the Board of Directors,
                                       President and Chief Executive Officer
Terrence A. Rixford            61      Vice President, Finance and
                                       Administration and Chief Financial
                                       Officer
R. Douglas Johnson             46      Senior Vice President, Marketing and
                                       Sales
Martin Vlach                   46      Vice President, Chief Scientist and
                                       Director
David W. Smith                 41      Vice President, Chief Scientist
Ian E. Getreu                  53      Vice President, Technology Development
Douglas H. Lundin              45      Vice President, Marketing
Howard Fu-Hwa  Ko              41      Vice President, Engineering


Information concerning the principal occupation of Messrs. Arnold and Vlach is set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

TERRENCE A. RIXFORD. Mr. Rixford, Vice President, Finance and Administration and Chief Financial Officer, joined the Company in 1992. From 1987 to 1992, Mr. Rixford was President of Interactive Training Technologies, Inc., a start-up technology training company. Other previous positions include Chief Financial Officer and Treasurer of FPS Computing, Inc. and senior positions in financial management at Burroughs Corporation. Mr. Rixford received his bachelor's degree in business administration from Mount St. Mary's College in 1957 and an MBA in Accounting from Cornell University in 1959.

R. DOUGLAS JOHNSON. Mr. Johnson, Senior Vice President, Marketing and Sales, was a founder of the Company. Mr. Johnson has served in his current position since August 1995. Prior to that time Mr. Johnson served as Vice President of Marketing and Sales. Mr. Johnson has served as Marketing Manager at Metheus-Computervision and has held marketing and sales positions with Tektronix, Inc. and engineering positions with Tektronix, Inc. and Rockwell International. Mr. Johnson holds a bachelor's degree in Electrical Engineering from California State University at Long Beach.

DAVID W. SMITH. Mr. Smith, Vice President, Chief Scientist, was a founder of the Company. Mr. Smith has served in his current position since December 1995. From December 1992 to December 1995, Mr. Smith served as Vice President, Advanced Product Development. Prior to that time Mr. Smith served as Vice President of Engineering. Prior to joining the Company Mr. Smith was the Engineering Group Manager with Metheus-Computervision and was a Senior Engineer at General Dynamics in Pomona, California, working in IC design and analysis. Mr. Smith holds a bachelor's degree in Electrical Engineering from California Polytechnic in Pomona and has taken graduate level courses in computer science from the University of Southern California and California Polytechnic.

DR. IAN E. GETREU. Dr. Getreu, Vice President, Technology Development, was a founder of the Company. Mr. Getreu has served in his current position since July 1994. From February to July 1994, Dr. Getreu served as Vice President, Engineering. Prior to that time Dr. Getreu served as Vice President, Research and Development and Modeling. Prior to joining the Company, Dr. Getreu was employed by Tektronix, Inc. where he held positions as Scientist for Advanced Products, Advanced Products Marketing Manager, Manager of IC CAD Development and Senior

Engineer with IC design group. Dr. Getreu holds a bachelor's degree in Electrical Engineering and a Master of Engineering Science from the University of Melbourne, Melbourne, Australia, and a Ph.D. from the University of California, Berkeley. Dr. Getreu is also the author of the book "Modeling the Bipolar Transistor," as well as several papers on modeling and circuit analysis.

DOUGLAS H. LUNDIN. Mr. Lundin, Vice President, Marketing, joined the Company in August 1995. From April 1994 to July 1995, Mr. Lundin was the Director of Marketing for Mentor Graphics Corporations' Simulation Technology Division.
From July 1987 to April 1994, Mr. Lundin held various marketing management responsibilities at Mentor Graphics Corporation. In prior employment, Mr. Lundin held various sales and marketing positions at Intel Corporation. Mr. Lundin holds a bachelor's degree in Electrical Engineering from the University of Missouri, Rolla.

DR. HOWARD FU-HWA KO. Dr. Ko, Vice President, Engineering, has served in his current position since December 1996. From November 1995 to November, 1996, Dr. Ko served as the Company's Director of Software Product Engineering. From June 1995 to October 1995, Dr. Ko was the Engineering Director of Analog and Mixed Signal Simulation and Modeling for Mentor Graphics Corporations' IC and Mixed signal Division and from July 1993 to May 1995, he was the Engineering Director for the Simulation Technology Division and Analog and Mixed Signal Division. From December 1988 to June 1993, Dr. Ko held various engineering management responsibilities at Mentor Graphics Corporation. In prior employment, Dr. Ko held various technical and management positions at Shiva MultiSystems, Simucad, HHB, and Cadnetix Corporation. Dr. Ko holds a bachelor's degree in Electrical Engineering from the National Taiwan University of Taipei, Taiwan, and a Ph.D. from the University of California, Berkeley.

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers"), for the fiscal years ended March 31, 1997, 1996, and 1995.

                              SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                   ANNUAL                COMPENSATION          COMPENSATION
                                   --------------------------------------------------------
                                                                                   STOCK
                                                                                  OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR           SALARY($)      BONUS($)(1)     GRANTED(#)        COMPENSATION($)
---------------------------       ----           ---------      -----------     ----------        ---------------
Gary P. Arnold                    1997           $170,843         $53,000      100,000(2)           $4,123(3)
   President and Chief            1996            162,812              --         100,000                  --
      Executive Officer           1995            155,312              --              --                  --

Martin Vlach                      1997            113,895          20,000       10,000(4)            2,544(3)
  Vice President,                 1996            108,542           8,250              --                  --
   Chief Scientist                1995            103,542              --          25,000                  --

Ian E. Getreu                     1997            118,250          21,000        7,500(4)            1,163(3)
  Vice President, Technology      1996            112,600           8,475              --                  --
     Development                  1995            107,975              --          12,500                  --

R. Douglas Johnson                1997            113,896              --        7,500(4)           72,060(5)
  Senior Vice President,          1996            108,542              --              --           65,566(6)
   Marketing and Sales            1995            103,542              --          12,500           39,581(6)

David W. Smith                    1997            117,083          30,000       10,000(4)            2,675(3)
 Vice President, Chief Scientist  1996            108,542          18,250              --                  --
                                  1995            103,542              --          25,000                  --

(1) Represents bonuses paid pursuant to a formula set by the Compensation Committee.

(2) This is an incentive-based option approved by the Compensation Committee. Vesting of this option is dependent on achieving specific revenue growth rates and selected net income goals.

(3) Represents matching amounts contributed by the Company to the named executive officer's 401(k) plan.

(4) Options to purchase 10,000, 7,500, 7,500, and 10,000 shares of the Company's Common Stock originally granted on April 24, 1996, to Messrs. Vlach, Getreu, Johnson, and Smith, respectively, at $9.00 per share, were repriced on August 9, 1996, at $5.125 per share. The Board of Directors believed it was in the best interest of the Company that the named executive officers, along with all other employees who were granted options at $9.00 per share, receive a lower option price through the cancellation of the options issued at $9.00 per share and the reissuance of replacement options at the $5.125 per share exercise price. (See "Ten-Year Option Repricing" below.)

(5) Represents $68,414 received as sales commissions and $3,646 received as a matching amount contributed by the Company to his 401(k) plan in 1997.

(6) Represents amounts received as sales commissions.

STOCK OPTIONS

The following table sets forth certain information concerning options granted to the named executive officers during the year ended March 31, 1997 under the Company's 1993 Plan.

                          OPTION GRANTS IN LAST FISCAL YEAR
                          ---------------------------------


                                     INDIVIDUAL GRANTS
                -------------------------------------------------------------
                                       PERCENT OF
                                           TOTAL                                             POTENTIAL REALIZABLE
                                          OPTIONS                                           VALUE AT ASSUMED
                                       GRANTED TO                                            ANNUAL RATES OF
                                         EMPLOYEES                                            STOCK PRICE
                                          IN LAST        EXERCISE                           APPRECIATION FOR
                      OPTIONS             FISCAL           PRICE        EXPIRATION          OPTION TERM(4)
NAME            GRANTED(#)(1)(2)          YEAR(%)       ($/SH)(3)           DATE         ($) 5%          ($) 10%
                                         --------        -----                            -- ---
Gary P. Arnold         100,000            22.83           $5.125         8/10/2006     $835,000       $1,329,000
Martin Vlach            10,000             2.28            9.00          4/25/2006      146,600          233,400
                        10,000             2.28            5.125         8/10/2006       83,500          132,900
Ian E. Getreu            7,500             1.71            9.00          4/25/2006      110,000          175,100
                         7,500             1.71            5.125         8/10/2006       62,600           99,700
R. Douglas               7,500             1.71            9.00          4/25/2006      110,000          175,100
    Johnson              7,500             1.71            5.125         8/10/2006       62,600           99,700
David W. Smith          10,000             2.28            9.00          4/25/2006      146,600          233,400
                        10,000             2.28            5.125         8/10/2006       83,500          132,900


(1) Options granted become exercisable starting 12 months after the date of grant, with one-quarter of the total number of options granted becoming exercisable at that time and with an additional one-quarter of such options becoming exercisable on the second, third and fourth anniversary dates of the option grant, respectively.

(2) Options to purchase 10,000, 7,500, 7,500, and 10,000 shares of the Company's Common Stock originally granted on April 24, 1996, to Messrs. Vlach, Getreu, Johnson, and Smith, respectively, at $9.00 per share, were repriced on August 9, 1996, at $5.125 per share. The Board of Directors believed it was in the best interest of the Company that the named executive officers, along with all other employees who were granted options at $9.00 per share, receive a lower option price through the cancellation of the options issued at $9.00 per share and the reissuance of replacement options at the $5.125 per share exercise price. (See "Ten-Year Option Repricing" below.)

(3) Options were granted at an exercise price equal to fair market value of the common stock on the date of grant.

(4) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDING

The following table sets forth certain information with respect to the named executive officers concerning the exercise of options granted under the Company's Amended and Restated 1993 Stock Incentive Plan during the year ended March 31, 1997, and the number and value of unexercised options held as of March 31, 1997.


                          SHARES
                          ------
                         ACQUIRED                            NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                         --------                                OPTIONS AT                    IN-THE-MONEY OPTIONS
                            ON                                MARCH 31, 1997(#)                AT MARCH 31, 1997 (1)
                            --             VALUE              --------------                   ---------------------
NAME                     EXERCISE        REALIZED      EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
--------------------     --------        --------      -----------      -------------    -----------      -------------
Gary P. Arnold             ----            ----         325,000            175,000         $780,000          $----
Martin Vlach               ----            ----          12,500             22,500           20,000          20,000
Ian E. Getreu               ----          ----            6,250             13,750           10,000          10,000
R. Douglas                                                6,250             13,750           10,000          10,000
  Johnson                   ----          ----
David W. Smith             ----            ----          12,500             22,500           20,000          20,000

(1) The figures expressed in these columns exclude options with an exercise price greater than $4.00 per share, the fair market value of the Company's Common Stock on March 31, 1997. The value of unexercised in-the-money options is calculated based on the closing price of the Company's Common Stock on March 31, 1997, $4.00 per share. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such stock.

TEN YEAR OPTION REPRICINGS

The following table provides information regarding all repricings of stock options held by any named executive officer of the Company since March 22, 1996, the date the Company became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").





                                                                                                        LENGTH OF
                                       NUMBER OF        MARKET                                          ORIGINAL
                                     SECURITIES         PRICE OF       EXERCISE                       OPTION TERM
                                     UNDERLYING         STOCK AT       PRICE AT          NEW         REMAINING AT
                                        OPTIONS         TIME OF         TIME OF        EXERCISE         DATE OF
NAME                    DATE          REPRICED          REPRICING      REPRICING         PRICE          REPRICING
----                    ----          --------          ---------      ---------         -----          ---------
Martin Vlach             8/9/97          10,000          $5.125           $9.00         $5.125        9 yrs., 258 days
Ian E. Getreu            8/9/97           7,500           5.125            9.00          5.125        9 yrs., 258 days
R. Douglas
 Johnson                 8/9/97           7,500           5.125            9.00          5.125        9 yrs., 258 days
David W. Smith           8/9/97          10,000           5.125            9.00          5.125        9 yrs., 258 days


CHANGE IN CONTROL AGREEMENT

The Company and Gary P. Arnold, the Company's President and Chief Executive Officer, have entered into a Control Change Agreement. Under this Agreement, upon a Control Change (defined as a sale of a majority of the voting stock in, or substantially all of the assets of, the Company to an entity controlled by persons other than those who have a majority ownership or effective control of the Company prior to the sale), the vesting schedule of all stock options held by Mr. Arnold is accelerated such that all options become fully exercisable. In addition, if Mr. Arnold is terminated without cause during the Control Change Window (defined as the period beginning 60 days before the date of a letter of intent, term sheet or other similar document is first presented to the Company and ending one year after the closing of the transaction in which the Control Change occurs), all of Mr. Arnold's stock options will become exercisable prior to the termination date and the Company must pay Mr. Arnold 2.99 times his average annual salary during the period of his employment with the Company or during the immediately preceding five years, whichever is shorter. In addition, if Mr. Arnold's title is removed, if his duties are materially changed or if his pay is reduced during a Control Change Window, or if Mr. Arnold's duties change materially as a result of a Control Change, Mr. Arnold may treat such action as a termination without cause.

DIRECTOR COMPENSATION

For the fiscal year ended March 31, 1997, the non-employee members of the Board of Directors received no payment for their services as a director. The members of the Company's Board of Directors are be reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In the fiscal year ended March 31, 1997, non-employee members of the Board of Directors received stock options under the Company's 1995 Stock Option Plan for Nonemployee Directors (1995 Nonemployee Director Plan) based on the number of years in the term each director is elected to serve. Under the 1995 Nonemployee Director Plan, upon election to the Board of Directors, commencing with the 1996 Annual Meeting of Shareholders, each nonemployee director was granted an option to purchase 5,000 shares of Common Stock for each year of such director's elected term. The first 5,000 shares vested immediately upon grant and 5,000 shares vest on each anniversary of the grant date for the director's elected term.

COMPENSATION COMMITTEE REPORT

Under rules established by the Securities and Exchange Commission (the "Commission"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors is composed entirely of nonemployee directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive compensation and corporate performance, while at the same time motivating and retaining executive officers.

EXECUTIVE COMPENSATION COMPONENTS. The key components of the Company's compensation program are base salary, bonuses and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

BASE SALARY. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing managers, employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for the year ended March 31, 1997 were reasonable as compared to amounts paid by companies of similar size.

CASH BONUSES. The Compensation Committee believes that a proportion of total cash compensation for executive officers should be subject to attainment of specific company performance criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes cash bonuses for executive officers based on the Company's achievement of certain performance criteria.

STOCK OPTIONS. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

STOCK OPTION REPRICING. In August 1996, the Compensation Committee authorized a reduction of the exercise price of all stock options which had an exercise price of $9.00 granted to employees, including executive officers, on April 24, 1996. The new exercise price for these options was fixed at $5.125, the market price of the Company's Common Stock at the time of the repricing. Stock options granted to employees under the Company's stock option plans are intended to provide incentives to the employees to work to achieve long-term success for the Company. The decline in the market price of the Company's Common Stock since the date the options were granted frustrated the purpose of the options, and the Compensation Committee deemed it to be in the best interests of the Company to reduce the exercise price to the market price at the time of repricing. See "Ten-Year Option Repricing" table for further information concerning the option repricing.

COMPENSATION OF CHIEF EXECUTIVE OFFICER. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary and stock options received by Gary P. Arnold, the Company's President and Chief Executive Officer and a director of the Company, for services rendered during the year ended March 31, 1997. Mr. Arnold received a base salary of $170,843 for the year ended March 31, 1997. On August 9, 1996, Mr. Arnold received options to purchase 100,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE

Robert L. Cattoi
Neil Goldschmidt
Frank Roehr

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The member of the Compensation Committee during the fiscal year ended March 31, 1997, were Messrs. Cattoi, Braendli (until August 9, 1996), Goldschmidt (after August 9, 1996) and Roehr, none of whom is, or has been, an officer or an employee of the Company.

STOCK PERFORMANCE GRAPH

The Commission requires that registrants include in their proxy statement a line-graph presentation comparing total cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The Company completed its initial public offering on March 22, 1996. Accordingly, the following graph includes the required information from March 22, 1996 through the end of the last fiscal year (March 31, 1997). The broad-based market index used is the NASDAQ Stock Market Total Return Index and the industry-specific index used is the Hambrecht & Quist ("H&Q") Technology Index.

                        COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG ANALOGY, INC., THE NASDAQ STOCK MARKET (US) INDEX
                      AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX



                 DATE          ANALOGY,     NASDAQ US     H&Q INDEX
                 ----          --------     ---------     ---------
                                 INC.         INDEX
                                 ----         -----

                 3/22/96          100          100            100
                 3/31/96          107          100           96
                 3/31/97         53            111            116




                                  INSERT GRAPH HERE











The above graph compares the performance of the Company with that of the Nasdaq Stock Market Index and the H&Q Technology Index with the investment weighted on market capitalization. The past performance of the Company's Common Stock is not an indication of future performance. There can be no assurances that the price of the Company's Common Stock will appreciate at any particular rate or at all in future years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of shares with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of such reports received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with for fiscal 1997.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last fiscal year, to the best of the Company's knowledge, there has been no transaction that merits disclosure under this section.

                 STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of the Common Stock as of May 30, 1997 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers and (v) all directors and executive officers as a group.


                                         SHARES OF COMMON
                                        STOCK BENEFICIALLY    PERCENT OF COMMON
NAME AND BUSINESS ADDRESS                    OWNED (1)        STOCK OUTSTANDING
-------------------------                    ---------        -----------------
Rico Hasler
 Rue Emer-de-Vattel 46
 2000 Neuchatel
 Switzerland                                  584,162               6.4%
State of Wisconsin Investment Board(2)
121 East Wilson Street
Madison WI 53702                              731,000               8.0%
Gary  P. Arnold
 9205 SW Gemini
 Beaverton, OR  97008                         695,000               7.3%
Martin Vlach
 9205 SW Gemini Drive
 Beaverton, OR  97008                         512,400               5.6%
David W. Smith                                222,500               2.4%
Ian E. Getreu                                 254,650               2.8%
R. Douglas Johnson                            256,250               2.8%
Robert L. Cattoi                                5,000                  *
John Faehndrich                               132,400               1.5%
Neil E. Goldschmidt                             7,000                  *
Frank Roehr                                    53,750                  *
Charles E. Sporck                               5,000                  *
All Directors and Executive Officers
  as a Group (13 persons)                   2,239,037              23.5%


(*) Represents beneficial ownership of less than 1% of the outstanding Common
    Stock.

(1) Beneficial ownership is determined in accordance with rules of the Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from May 30, 1997 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 30, 1997 is as follows: Mr. Arnold - 350,000; Mr. Vlach - 12,500; Mr. Smith - 12,500; Mr. Getreu - 6,250; Mr. Johnson - 6,250; Mr. Cattoi - 5,000; Mr. Faehndrich - 5,000; Mr. Goldschmidt - 5,000; Mr. Roehr - 6,250; Mr. Sporck
    - 5,000;  all Executive Officers and Directors as a group - 428,750.

(2) This information as to beneficial ownership is based on a Schedule 13G dated January 21, 1997, filed by the State of Wisconsin Investment Board. The State of Wisconsin Investment Board has sole voting and dispositive power for all 731,000 shares

                      RESTATED 1993 INCENTIVE STOCK OPTION PLAN

                                    PROPOSAL NO. 2

The Company maintains its 1993 Stock Incentive Plan (the "1993 Plan") to provide incentives to the Company's key employees and others who provide services to the Company. The Board of Directors believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain the best available personnel for positions of substantial responsibility and to provide an incentive for them to exert their best efforts on behalf of the Company. A total of 1,427,911 shares of Common Stock have been reserved for issuance under the 1993 Plan. As of May 1, 1997, only 38,150 shares remained available for grant under the 1993 Plan. The Board of Directors believes that additional shares will be needed under the 1993 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved and recommends shareholder adoption of, an amendment to the 1993 Plan that would increase from 1,427,911 shares to 1,627,911 shares the number of shares of Common Stock that are reserved for issuance under the 1993 Plan. The Board of Directors has also approved, and recommends shareholder adoption of, amendments to the 1993 Plan to conform its provisions to certain requirements of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and certain other amendments that principally relate to the elimination of certain restrictions in the 1993 Plan that are no longer necessary or appropriate based on recent changes to the rules promulgated by the Commission under Section 16 of the Securities Exchange Act of 1934. Because the officers, directors, and employees of the Company who may participate in the 1993 Plan and the amount of their options will be determined on a discretionary basis by the Compensation Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors and employees.

SUMMARY OF THE 1993 PLAN

The following is a summary of the basic terms and provisions of the 1993 Plan. Shareholders are encouraged to review the complete copy of the 1993 Plan attached to this Proxy Statement as Appendix A, which is marked to indicate the proposed amendments.

The 1993 Plan, which was approved by the Company's shareholders on January 22, 1993, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "nonqualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company and to promote the Company's business. The 1993 Plan is administered by the Compensation Committee of the Board of Directors.

The term of each option granted under the 1993 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1993 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the exercise period established by the Compensation Committee at the time the options were granted, which shall not exceed 90 days after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided in the agreement evidencing the terms of an option grant, no option granted under the 1993 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable on the date of death.

The exercise price of incentive stock options granted under the 1993 Plan may not be less than the fair market value of a share of Common Stock on the last market trading day prior to the date of grant of the option and incentive options granted to greater than 10% shareholders may not be granted for less than 110% of fair market value. Non-qualified stock options may be granted at the price determined by the plan administrator. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

The 1993 Plan will continue in effect until November, 2002, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1993 Plan at any time as it may deem advisable.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

INCENTIVE STOCK OPTIONS. Certain options authorized to be granted under the 1993 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent dispositions of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

NON-QUALIFIED STOCK OPTIONS. Certain options authorized to be granted under the 1993 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1993 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

CONSEQUENCES TO THE COMPANY. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. For the reasons discussed above, the Board recommends a vote FOR approval of the amendments to the Company's 1993 Plan. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on determination of the outcome of this proposal.

                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    PROPOSAL NO. 3

The Board of Directors has appointed KPMG Peat Marwick, LLP to act as independent auditors for the Company for the fiscal year ending March 31, 1998, subject to ratification of such appointment by the Company's shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick, LLP to audit the books and accounts of the Company for the fiscal year ending March 31, 1998. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

KPMG Peat Marwick, LLP was the independent auditor for the Company for the fiscal year ended March 31, 1997. A representative of KPMG Peat Marwick, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. If a quorum is present, this proposal will be approved if a majority of the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on determination of the outcome of this proposal.

                     DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of shareholders must be received by the Company not later than February 20, 1998, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "Commission"). In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days, nor more than 90 days, prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the Commission in effect at the time.

                                    OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1997 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                 COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.


                                ADDITIONAL INFORMATION

A copy of the Company's Combination Annual Report to Shareholders for the fiscal year ended March 31, 1997/Report on Form 10-K accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended March 31, 1997 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Mr. Terrence A. Rixford, Analogy, Inc., 9205 S.W. Gemini Drive, Beaverton, Oregon 97008.


                                  By Order of the Board of Directors,
                                  /S/  Gary P. Arnold
                                  Gary P. Arnold
                                  President and Chief Executive Officer

Beaverton, Oregon
June 20, 1997

                                                                      APPENDIX A

                                 AMENDED AND RESTATED

                                    ANALOGY, INC.

                              1993 STOCK INCENTIVE PLAN*

*  Other than section headings, the material in capital letters is new.

1.  PURPOSES OF THE PLAN.

    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

    Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be Sold hereunder independent of any Option grant.

2.  DEFINITIONS.

    As used herein, the following definitions shall apply:

    2.1 "ADMINISTRATOR" shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4.1 of the Plan.

    2.2  "BOARD" shall mean the Board of Directors of the Company.

    2.3  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    2.4 "COMMITTEE" shall mean a Committee appointed by the Board in accordance with Section 4.1 of the Plan.

    2.5  "COMMON STOCK" shall mean the Common Stock of the Company.

    2.6  "COMPANY" shall mean Analogy, Inc., an Oregon corporation.

    2.7 "CONSULTANT" shall mean any person who is engaged by the Company or any PARENT OR Subsidiary to render consulting services and is compensated for such consulting services AND ANY DIRECTOR OF THE COMPANY WHETHER OR not include Directors who are only paid a director's fee or who are not compensated by the Company for their services as Directors.

    2.8 "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the COMPANY ; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, PROVIDED, FURTHER, THAT ON THE NINETY-FIRST DAY OF SUCH LEAVE (WHERE RE-EMPLOYMENT IS NOT GUARANTEED BY CONTRACT OR STATUTE) THE OPTIONEE'S INCENTIVE STOCK OPTION SHALL AUTOMATICALLY CONVERT TO A NONQUALIFIED STOCK OPTION; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

    2.9  "DIRECTOR" shall mean a member of the Board.

    2.10 "DISABILITY" shall mean total and permanent disability as defined in
Section 22(e)(3) of the Code.

    2.11 "EMPLOYEE" shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither the payment of a director's fee by the Company nor service as a Director shall be sufficient to constitute "employment" by the Company.

    2.12 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    2.13 "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    2.14 "NONQUALIFIED STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    2.15 "NOTICE OF GRANT" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

    2.16 "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    2.17 "OPTION" shall mean a stock option granted pursuant to the Plan.

    2.18 "OPTION AGREEMENT" shall mean a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    2.19 "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

    2.20 "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

    2.21 "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    2.22 "PLAN" shall mean this Amended and Restated 1993 Stock Incentive Plan.

    2.23 "RULE 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    2.24 "SALE" or "SOLD" shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares for consideration in the form of past or future services.

    2.25 "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

    2.26 "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  STOCK SUBJECT TO THE PLAN.

    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 1,627,911 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan; provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.  ADMINISTRATION OF THE PLAN.

    4.1  PROCEDURE.

         4.1.1 MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

         4.1.2 ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, IF ANY, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

         4.1.3 ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by 4.1.3.1 the Board or 4.1.3.2 a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

    4.2 POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

         4.2.1 to grant Incentive Stock Options in accordance with Section 422 of the Code, or Nonqualified Stock Options;

         4.2.2 to authorize Sales of Shares of Common Stock hereunder;

         4.2.3 to determine, upon review of relevant information and in accordance with Section 8.2 of the Plan, the fair market value of the Common Stock;

         4.2.4 to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.1 of the Plan;

         4.2.5 to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

         4.2.6 to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;

         4.2.7 to interpret the Plan;

         4.2.8 to prescribe, amend and rescind rules and regulations relating to the Plan;

         4.2.9 to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

         4.2.10 to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;

         4.2.11 to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

         4.2.12 to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan;

         4.2.13 to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board;

         4.2.14 to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan;

         4.2.15 to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant;

         4.2.16 to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter;

         4.2.17 to approve forms of agreement for use under the Plan;

         4.2.18 to reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

         4.2.19 TO DETERMINE WHETHER AND UNDER WHAT CIRCUMSTANCES AN OPTION MAY BE SETTLED IN CASH UNDER SUBSECTION 9.6 INSTEAD OF COMMON STOCK; AND

         4.2.20 to make all other determinations deemed necessary or advisable for the administration of the Plan.

    4.3 EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

5.  ELIGIBILITY.

    5.1 PERSONS ELIGIBLE. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he or she is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

    5.2  ISO LIMITATION.  To the extent that the aggregate fair market value:
(i) of shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

    5.3 SECTION 5.2 LIMITATIONS. Section 5.2 of the Plan shall apply only to an Incentive Stock Option evidenced by an Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5.2 of the Plan shall not apply to any Option evidenced by a Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

    5.4 NO RIGHT TO CONTINUED EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his employment or consulting relationship at any time, WITH OR WITHOUT CAUSE.

    5.5 OTHER LIMITATIONS. THE FOLLOWING LIMITATIONS SHALL APPLY TO GRANTS OF OPTION TO EMPLOYEES:

         5.5.1 NO EMPLOYEE SHALL BE GRANTED, IN ANY FISCAL YEAR OF THE COMPANY, OPTIONS TO PURCHASE MORE THAN 150,000 SHARES.

         5.5.2 IN CONNECTION WITH HIS OR HER INITIAL EMPLOYMENT, AN EMPLOYEE MAY BE GRANTED OPTION TO PURCHASE UP TO AN ADDITIONAL 150,000 SHARES WHICH SHALL NOT COUNT AGAINST THE LIMIT SET FORTH IN SUBSECTION 5.5.1 ABOVE.

         5.5.3 THE FOREGOING LIMITATIONS SHALL BE ADJUSTED PROPORTIONATELY IN CONNECTION WITH ANY CHANGE IN THE COMPANY'S CAPITALIZATION AS DESCRIBED IN
    SECTION 11.

         5.5.4 IF AN OPTION IS CANCELED IN THE SAME FISCAL YEAR OF THE COMPANY IN WHICH IT WAS GRANTED (OTHER THAN IN CONNECTION WITH A TRANSACTION DESCRIBED IN SECTION 11), THE CANCELED OPTION SHALL BE COUNTED AGAINST THE LIMITS SET FORTH IN SUBSECTIONS 5.5.1 AND 5.5.2 ABOVE). FOR THIS PURPOSE, IF THE EXERCISE PRICE OF AN OPTION IS REDUCED, THE TRANSACTION WILL BE TREATED AS A CANCELLATION OF THE OPTION AND THE GRANT OF A NEW OPTION.

6.  TERM OF PLAN.

    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in
Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan.

7.  TERM OF OPTION.

    The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.

8.  EXERCISE/PURCHASE PRICE AND CONSIDERATION.

    8.1 EXERCISE/PURCHASE PRICE. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale shall be such price as is determined by the Administrator, but shall be subject to the following:

         8.1.1     In the case of an Incentive Stock Option

              8.1.1.1 granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant.

              8.1.1.2 granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

         8.1.2 In the case of a Nonqualified Stock Option or Sale, THE PER SHARE EXERCISE/PURCHASE PRICE SHALL BE DETERMINED BY THE ADMINISTRATOR.

         8.1.3 ANY DETERMINATION TO ESTABLISH AN OPTION EXERCISE PRICE OR EFFECT A SALE OF COMMON STOCK AT LESS THAN FAIR MARKET VALUE ON THE DATE OF THE OPTION GRANT OR AUTHORIZATION OF SALE SHALL BE ACCOMPANIED BY AN EXPRESS FINDING BY THE ADMINISTRATOR SPECIFYING THAT THE GRANT OR SALE IS IN THE BEST INTEREST OF THE COMPANY, AND SPECIFYING BOTH THE FAIR MARKET VALUE AND THE OPTION EXERCISE PRICE OR SALE PRICE OF THE COMMON STOCK.

    8.2 FAIR MARKET VALUE. The fair market value per Share shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock (or the closing bid if no sales were reported) for the last market trading day prior to the date of grant of the Option or authorization of Sale or other determination, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange for the last market trading day prior to the date of grant of the Option or authorization of Sale or other determination, as reported in THE WALL STREET JOURNAL.

    8.3 CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

         8.3.1     cash;

         8.3.2     check;

         8.3.3     transfer to the Company of Shares which

                   8.3.3.1 in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and

                   8.3.3.2 HAVE a fair market value on the date of surrender equal to the aggregate exercise price of the Shares TO BE ACQUIRED;

         8.3.4 delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a fair market value at the time of such exercise equal to the Option exercise price;

         8.3.5 such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans AND ISSUANCES OF CAPITAL STOCK under state corporate and securities laws and the Code; or

         8.3.6     any combination of the foregoing methods of payment.

    If the fair market value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.3, the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsections 8.3.3 and 8.3.4 above.

9.  EXERCISE OF OPTION.

    9.1 PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under the Option Agreement and
Section 8.3 of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock REPRESENTED BY SUCH STOCK CERTIFICATE, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    9.2 TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability) the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    9.3 DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    9.4 DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    9.5 RULE 16b-3. OPTIONS GRANTED TO PERSONS SUBJECT TO SECTION 16(b) OF THE EXCHANGE ACT MUST COMPLY WITH RULE 16b-3 AND SHALL CONTAIN SUCH ADDITIONAL CONDITIONS OR RESTRICTIONS AS MAY BE REQUIRED THEREUNDER TO QUALIFY FOR THE MAXIMUM EXEMPTION FROM SECTION 16 OF THE EXCHANGE ACT WITH RESPECT TO PLAN TRANSACTIONS.

    9.6 BUYOUT PROVISIONS. THE ADMINISTRATOR MAY AT ANY TIME OFFER TO BUY OUT FOR A PAYMENT IN CASH OR SHARES, AN OPTION PREVIOUSLY GRANTED, BASED ON SUCH TERMS AND CONDITIONS AS THE ADMINISTRATOR SHALL ESTABLISH AND COMMUNICATE TO THE OPTIONEE AT THE TIME THAT SUCH OFFER IS MADE.

10. NONTRANSFERABILITY OF OPTIONS.

    EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE OPTION AGREEMENT, An
Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

    11.1 CHANGES IN CAPITALIZATION: Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    11.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

    11.3 MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12. TIME OF GRANTING OPTIONS.

    The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

13. AMENDMENT AND TERMINATION OF THE PLAN.

    13.1 AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

    13.2 STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

    13.3 EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14. CONDITIONS UPON ISSUANCE OF SHARES.

    Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15. RESERVATION OF SHARES.

    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. LIABILITY OF COMPANY.

    16.1 INABILITY TO OBTAIN AUTHORITY. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    16.2 GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

17. STOCKHOLDER APPROVAL.

    Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                                   ANALOGY, INC.
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 22, 1997

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 20, 1997 and hereby names, constitutes and appoints Gary Arnold and Martin Vlach, or either of them, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of Shareholders of Analogy, Inc. (the "Company") to be held at 10:00 a.m. on Tuesday, July 22, 1997, or at any adjournments or postponements thereof, and to vote all the shares of Common Stock entitled to be voted by the undersigned on June 6, 1997, with all the powers that the undersigned would possess if he were personally present.

s  FOLD AND DETACH HERE  s

Please mark your votes as indicated in this example

                                         /X/

   1. PROPOSAL 1--Election of Directors  / / FOR all nominees listed below

                                         / / WITHHOLD AUTHORITY
                                         (to vote for all nominees listed below)

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.
          JOHN H. FAEHNDRICH                  MARTIN VLACH

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES
                                                     ___
NAMED ABOVE.

   2. PROPOSAL 2--To approve and adopt certain amendments to the Amended and Restated 1993 Stock Incentive Plan.

                         FOR / / AGAINST / / ABSTAIN / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
                                                     ___
                                PROPOSAL 2.

   3. PROPOSAL 3--To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

                         FOR / / AGAINST / / ABSTAIN / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
                                PROPOSAL 3.

   4. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1
                                          ___
AND FOR PROPOSALS 2 AND 3.
    ___

Signature(s)                                       Date
            --------------------------------------      --------------------

Please sign exactly as your name appears on the Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. Partnerships should sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 9205 SW Gemini Drive, Beaverton, Oregon, 97008, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

s  FOLD AND DETACH HERE  s